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                                                                    EXHIBIT 99.1

                             WAREHOUSE CLUB FOCUS
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Michael Clayman                                                   Keith Promisel
Principal                                                              Principal

                 Consent To Be Named In Registration Statement

     The undersigned hereby consents to the inclusion of the reference to Warehouse Club Focus in the Form S-1 Registration Statement filed by Cost-U-Less, Inc. on May 12, 1998, as amended.

Dated: June 24, 1998

                                          Warehouse Club Focus

                                          Signature: /s/ Michael G. Clayman
                                                     ---------------------------
                                          By: Michael G. Clayman
                                              ----------------------------------
                                          Title: President, Warehouse Club Focus
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East Coast Office                                               Northwest Office
-----------------                                               ----------------
25 East Hoyle Street, Suite 264                     700 Front Street, Suite B305
Norwood, Massachusetts 02062                          Issaquah, Washington 98027
Phone: (617) 770-0102                                      Phone: (425) 837-8785
Fax: (617) 479-4961                                          Fax: (425) 837-8785
Email: Clayman@warehouseclubfocus.com     Email: Promisel@warehouseclubfocus.com

                          WWW.WAREHOUSECLUBFOCUS.COM